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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                     February 20, 1998 (February 19, 1998)




                      Laidlaw Environmental Services, Inc.
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               (Exact name of Company as specified in its charter)


Delaware                               1-8368                       51-0228924
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(State or other                      (Commission                 (IRS Employer
jurisdiction                        File Number)                Identification
of incorporation)                                                      Number)



     1301 Gervais Street, Suite 300, Columbia, South Carolina     29201
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           (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (803) 933-4200


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ITEM 5.  OTHER EVENTS

         On February 19, 1998 Laidlaw Environmental Services, Inc. ("LESI") (NYSE:LLE) announced the approval by its shareholders of the authorization of an additional 400 million common shares and the issuance of shares pursuant to its exchange offer for all the common shares of Safety-Kleen Corp. ("SK") (NYSE:SK). The full text of the announcement is reproduced below. Note that the announcement contains statements regarding LESI's opinion regarding the greater value of LESI's offer to purchase SK stock as compared to the Philip group's merger as well as LESI's opinion that SK shareholder's acceptance of our offer will create value to all continuing shareholders.

FOR IMMEDIATE RELEASE

CONTACT: KENNETH W. WINGER
         PRESIDENT AND CHIEF EXECUTIVE OFFICER

         PAUL R. HUMPHREYS
         SENIOR VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
         (803) 933-4210

             LAIDLAW ENVIRONMENTAL OBTAINS APPROVAL FOR SHARE ISSUE

COLUMBIA, SOUTH CAROLINA...FEBRUARY 19, 1998. Laidlaw Environmental Services, Inc. (NYSE:LLE) today announced the approval by its shareholders of the authorization of an additional 400 million common shares and the issuance of shares pursuant to its exchange offer for all the common shares of Safety-Kleen Corp. (NYSE:SK).

         Commenting on today's approval, Kenneth W. Winger, Laidlaw Environmental's president and chief executive officer, said:

         "The only remaining obstacles to the realization by Safety-Kleen shareholders of the superior value of Laidlaw Environmental's $30.00 exchange offer rest with Safety-Kleen's Board of Directors. Shareholders of Laidlaw Environmental today expressed their desire to participate in the creation of value for all continuing shareholders that will result from the acceptance of our offer to Safety-Kleen shareholders. The majority of Safety-Kleen shareholders expressed a similar desire last week. While Safety-Kleen's Board continues to bar access to the benefits of the superior value of our offer, we remain committed, in spite of the Board imposed obstacles, to deliver to Safety-Kleen shareholders the highest and best value for their shares.

         "Mr. Donald Brinckman, in Safety-Kleen's press release of February 16th, stated that he is "not surprised by" the extension of our offer. Mr. Brinckman and his Board may not be surprised but we continue to be astounded by their ongoing refusal to allow their shareholders to obtain the highest and best value for their shares. Their refusal is especially puzzling to us, given the clear demonstration of support for our offer by the majority of Safety-Kleen shareholders last Friday, the determination of the superiority of our offer by the leading independent proxy advisory firm - Institutional Shareholder Services and by Safety-Kleen's own financial advisor - William Blair & Co.

         "We urge all Safety-Kleen shareholders to vote against the Philip group merger proposal on February 25th so that Mr. Brinckman and the Safety-Kleen Board will finally have to clear the road blocks to value they have put in front of their own shareholders."

         Laidlaw Environmental Services is the leading provider of hazardous and industrial waste management services to industry and government. The company operates from more than 100 locations throughout North America.

                                     - END -




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    LAIDLAW ENVIRONMENTAL SERVICES, INC.



Date: February 20, 1998             By:  /s/ Kenneth W. Winger
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                                         Kenneth W. Winger, President
                                         and Chief Executive Officer